UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 25, 2008
CAPITALSOURCE INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-31753	35-2206895
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
4445 Willard Avenue, 12th Floor
Chevy Chase, MD 20815
(Address of principal executive offices, zip code)
Registrant’s telephone number, including area code (800) 370-9431
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
     This Form 8-K/A amends the Form 8-K we filed on July 28, 2008, as amended on July 30, 2008, regarding the closing of the FIL Transaction. This amendment provides the historical financial statements required under Item 9.01(a) and the pro forma financial information required under Item 9.01(b), which were not previously filed.
Item 9.01. Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired.
     Copies of the historical financial statements are filed with this Form 8-K/A as Exhibits 99.5 and 99.6, and are incorporated herein by reference.
(b) Pro Forma Financial Information.
On July 25, 2008, CapitalSource Inc.’s wholly owned subsidiary, CapitalSource Bank, having received its Certificate of Federal Deposit Insurance from the Federal Deposit Insurance Corporation (“FDIC”) and its Certificate of Authority to operate as an industrial bank from the California Department of Financial Institutions (“DFI”), commenced operations. In accordance with the FDIC and DFI approvals, on July 25, 2008, CapitalSource Bank consummated the Purchase and Assumption Agreement dated April 13, 2008, by and between CapitalSource Inc. (“CapitalSource”), CapitalSource TRS Inc., a wholly owned subsidiary of CapitalSource, CapitalSource Bank, Fremont General Corporation, a Nevada corporation, Fremont General Credit Corporation, a California corporation, and Fremont Investment & Loan, a California industrial bank, including the acquisition of approximately $5.2 billion of retail deposits, 22 retail bank branches and approximately $5.2 billion in cash and other assets from Fremont Investment & Loan (the “FIL Transaction”). CapitalSource paid a cash purchase price of approximately $118 million as further described below.
The following unaudited pro forma condensed combined financial statements have been prepared to reflect the FIL Transaction. Such information, which was prepared using historical financial information that is derived from financial statements of CapitalSource presented in their prior filings with the SEC, financial statements of Fremont Retail Deposit Division and Significant Assets (a Carve-Out Business of Fremont Investment & Loan) (the “Retail Bank”), and estimates of fair value as further described below, is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have been achieved if the acquisition had been completed as of the dates indicated. Additionally, the unaudited pro forma condensed combined financial statements are not necessarily indicative of the future financial condition or operating results of the combined company. The historical consolidated financial information presented herein has been adjusted to give effect to pro forma events that are directly attributable to the acquisition, are factually supportable and are expected to have a continuing impact on the combined results. These unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and related notes of CapitalSource, which are presented in their prior filings with the SEC and are incorporated herein by reference, and the Retail Bank, which are presented herewith as Exhibits 99.5 and 99.6.
The unaudited pro forma condensed combined balance sheet combines the historical consolidated balance sheets of CapitalSource and the Retail Bank, giving effect to the acquisition as if it had been completed on June 30, 2008. Such information was prepared using the purchase method of accounting with CapitalSource treated as the acquiring entity. Accordingly, we have adjusted the historical consolidated financial information to give effect to the impact of the cash consideration issued in connection with the acquisition. In the unaudited pro forma condensed combined balance sheet, CapitalSource’s cost to acquire the Retail Bank has been allocated to the assets acquired and liabilities assumed based upon estimates of their fair value, as further discussed below.
The unaudited pro forma condensed combined statements of income for the six months ended June 30, 2008 and for the year ended December 31, 2007, combine the historical consolidated statements of income of CapitalSource and the Retail Bank, giving effect to the acquisition as if it had been completed on January 1, 2007. Such information includes certain purchase accounting adjustments, such as increased depreciation and amortization expense on acquired assets. Additionally, such information does not include the impacts of any revenue, cost or other operating synergies that may result from the acquisition.
Based on CapitalSource’s review of the Retail Bank’s summary of significant accounting policies disclosed in its historical financial statements and related notes, the nature and amount of any adjustments to the historical financial statements of the Retail Bank to conform their accounting policies to those of CapitalSource are not expected to be significant.
For purposes of calculating a preliminary purchase price for inclusion in these unaudited pro forma condensed combined financial statements, we considered the cash purchase price and an estimate of total transactions costs, resulting in an estimated purchase price of $118.2 million. We do not expect the final determination of the purchase price to be materially different from that presented herein.

The estimated purchase price of $118.2 million was calculated as follows ($ in thousands):

Purchase Price

Cash	$58,000
Deposit premium (1)	103,660
Discount on commercial real estate participation interest (2)	(56,512)
Estimated transaction costs	13,100

Total estimated purchase price	$118,248

(1)	The deposit premium is calculated as 2% of the deposit liabilities, as defined in the Purchase and Assumption Agreement, as of July 25, 2008.

(2)	The discount on the commercial real estate participation interest is calculated as 3% of its net book value as of July 25, 2008.
These unaudited pro forma condensed combined financial statements reflect the allocation of purchase price, as estimated above, to the Retail Bank’s assets and liabilities based upon their estimated fair values as of June 30, 2008. The purchase price allocation is preliminary and has been made solely for the purpose of providing unaudited pro forma condensed combined financial statements and is subject to revision based on the final determinations of purchase price and fair values. The purchase price has been allocated to the net tangible and intangible assets to be acquired and liabilities to be assumed by CapitalSource in connection with the acquisition as follows ($ in thousands):

Fair Value (3)
Cash and cash equivalents	$3,036,980
Commercial real estate participation interest, net	1,971,942
Goodwill	181,980
Other assets	22,679
Deposits	(5,086,305)
Other liabilities	(9,028)

Total	$118,248

(3)	See the Notes to Unaudited Pro Forma Condensed Combined Balance Sheet for further discussion of the estimated fair value adjustments made to the Retail Bank’s assets and liabilities.

CAPITALSOURCE INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
June 30, 2008
($ in thousands)

			Pro Forma		Pro Forma Combined
	CapitalSource Inc.	Retail Bank (a)	Adjustments		CapitalSource Inc.
ASSETS

Cash and cash equivalents	$169,667	$3,195,042	$(1,998,524	) (b)	$1,366,185
Restricted cash	428,955	—	—		428,955
Commercial real estate participation interest, net	—	2,040,292	(68,350	) (c)	1,971,942
Mortgage-related receivables, net	1,907,229	—	—		1,907,229
Mortgage-backed securities pledged, trading	1,606,475	—	—		1,606,475
Loans held for sale	98,817	—	—		98,817
Loans, net	9,017,986	—	—		9,017,986
Direct real estate investments, net	1,007,699	—	—		1,007,699
Goodwill	5,344	—	181,980	(d)	187,324
Other assets	651,431	18,072	4,607	(e)	674,110

Total assets	$14,893,603	$5,253,406	$(1,880,287)		$18,266,722

LIABILITIES, NONCONTROLLING INTERESTS AND SHAREHOLDERS’ EQUITY

Liabilities:
Deposits	$—	$5,086,316	$(11	) (f)	$5,086,305
Borrowings	11,461,073	—	(1,722,214	) (g)	9,738,859
Other liabilities	357,765	9,028	—		366,793

Total liabilities	11,818,838	5,095,344	(1,722,225)		15,191,957

Noncontrolling interests	15,246	—	—		15,246

Shareholders’ equity:
Preferred stock	—	—	—		—
Common stock .	2,761	—	—		2,761
Additional paid-in-capital	3,586,096	—	—		3,586,096
Accumulated deficit	(538,619)	—	—		(538,619)
Owner’s investment	—	158,062	(158,062	) (h)	—
Accumulated other comprehensive income, net	9,281	—	—		9,281

Total shareholders’ equity	3,059,519	158,062	(158,062)		3,059,519

Total liabilities, noncontrolling interests and shareholders’ equity	$14,893,603	$5,253,406	$(1,880,287)		$18,266,722

See accompanying Notes to Unaudited Pro Forma Condensed Combined Balance Sheet.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

(a)	Certain reclassifications have been made to conform the Retail Bank’s historical presentation of assets and liabilities to the classification approach that was historically used by CapitalSource.

(b)	Represents an adjustment that is comprised of (i) the cash consideration of $118.2 million paid by CapitalSource upon consummation of the acquisition, including the payment of estimated transaction costs, (ii) the use of $1.7 billion of the cash received in the FIL Transaction to repay certain borrowings of CapitalSource upon consummation of the acquisition, and (iii) the return of cash in the amount of the Retail Bank’s historical book value of $158.1 million to its parent company as described in footnote (h) below. The estimated transaction costs of $13.1 million included in the purchase price consist of professional fees and other direct expenses incurred by CapitalSource in connection with the consummation of the acquisition.

(c)	Represents an adjustment to present the commercial real estate participation interest as historically reported by the Retail Bank on a fair value basis for purchase accounting purposes.

(d)	Represents an adjustment to record an estimate of goodwill recognized upon consummation of the acquisition. Refer to the purchase price allocation table provided above for further information.

(e)	Represents adjustments to present intangible assets and property and equipment as historically reported by the Retail Bank on a fair value basis for purchase accounting purposes as follows ($ in thousands):

Core deposit intangible asset	$116
Intellectual property intangible asset	58
Lease intangible assets	186
Property and equipment	4,247

$4,607

(f)	Represents an adjustment to present deposits as historically reported by the Retail Bank on a fair value basis for purchase accounting purposes.

(g)	Represents an adjustment to reflect the repayment of certain borrowings of CapitalSource upon consummation of the acquisition using a portion of the cash received in the FIL Transaction.

(h)	Represents an adjustment to eliminate the Retail Bank’s historical book value. As of July 25, 2008, upon consummation of the acquisition, the assumed liabilities of FIL were greater than its purchased assets. Accordingly, pursuant to the terms of the Purchase and Assumption Agreement, FIL transferred cash related to the deposit liabilities net of the purchased assets to effect the transaction such that the net book value of the transaction was zero. As of June 30, 2008, the Retail Bank’s assets were greater than its liabilities. As such, cash in the amount of the Retail Bank’s historical net book value was returned to its parent company.

CAPITALSOURCE INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
For the six months ended June 30, 2008
($ in thousands, except per share data)

			Pro Forma		Pro Forma Combined
	CapitalSource Inc.	Retail Bank (a)	Adjustments		CapitalSource Inc.
Net investment income:
Interest income	$562,547	$107,013	$(5,337	) (b)	$664,223
Fee income	74,908	—	—		74,908

Total interest and fee income	637,455	107,013	(5,337)		739,131
Operating lease income	51,900	—	—		51,900

Total investment income	689,355	107,013	(5,337)		791,031
Interest expense	349,028	100,619	(44,222	) (c)	405,425

Net investment income	340,327	6,394	38,885		385,606
Provision for loan losses	37,333	—	—		37,333

Net investment income after provision for loan losses	302,994	6,394	38,885		348,273

Operating expenses:
Compensation and benefits	69,597	9,938	—		79,535
Depreciation of direct real estate investments	17,906	—	—		17,906
Other administrative expenses	50,648	20,055	97	(d)	70,800

Total operating expenses	138,151	29,993	97		168,241

Other income (expense):
Diligence deposits forfeited	2,361	—	—		2,361
Loss on investments, net	(3,686)	—	—		(3,686)
(Loss) gain on derivatives	(23,013)	10,432	—		(12,581)
Loss on residential mortgage investment portfolio	(46,317)	—	—		(46,317)
Other income, net of expenses	14,542	110	—		14,652

Total other (expense) income	(56,113)	10,542	—		(45,571)

Noncontrolling interests expense	1,580	—	—		1,580

Net income (loss) before income taxes	107,150	(13,057)	38,788		132,881
Income tax expense (benefit)	40,319	(5,307)	15,903	(e)	50,915

Net income (loss)	$66,831	$(7,750)	$22,885		$81,966

Net income per share:
Basic	$0.29				$0.36
Diluted	$0.29				$0.36
Average shares outstanding:
Basic	227,580,584				227,580,584
Diluted	228,969,238				228,969,238
See accompanying Notes to Unaudited Pro Forma Condensed Combined Statements of Income.

CAPITALSOURCE INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
For the year ended December 31, 2007
($ in thousands, except per share data)

			Pro Forma		Pro Forma Combined
	CapitalSource Inc.	Retail Bank (a)	Adjustments		CapitalSource Inc.
Net investment income:
Interest income	$1,277,903	$287,110	$(29,972	) (b)	$1,535,041
Fee income	162,395	—	—		162,395

Total interest and fee income	1,440,298	287,110	(29,972)		1,697,436
Operating lease income	97,013	—	—		97,013

Total investment income	1,537,311	287,110	(29,972)		1,794,449
Interest expense	847,241	204,774	(103,056	) (c)	948,959

Net investment income	690,070	82,336	73,084		845,490
Provision for loan losses	78,641	—	—		78,641

Net investment income after provision for loan losses	611,429	82,336	73,084		766,849

Operating expenses:
Compensation and benefits	157,755	25,335	—		183,090
Depreciation of direct real estate investments	32,004	—	—		32,004
Other administrative expenses	78,232	44,307	2,260	(d)	124,799

Total operating expenses	267,991	69,642	2,260		339,893

Other income (expense):
Diligence deposits forfeited	4,822	—	—		4,822
Gain on investments, net	20,987	—	—		20,987
(Loss) gain on derivatives	(46,150)	1,394	—		(44,756)
Loss on residential mortgage investment portfolio	(75,164)	—	—		(75,164)
Other income, net of expenses	20,855	373	—		21,228

Total other (expense) income	(74,650)	1,767	—		(72,883)

Noncontrolling interests expense	4,938	—	—		4,938

Net income before income taxes	263,850	14,461	70,824		349,135
Income tax expense	87,563	6,406	29,038	(e)	123,007

Net income	$176,287	$8,055	$41,786		$226,128

Net income per share:
Basic	$0.92				$1.18
Diluted	$0.91				$1.17
Average shares outstanding:
Basic	191,697,254				191,697,254
Diluted	193,282,656				193,282,656
See accompanying Notes to Unaudited Pro Forma Condensed Combined Statements of Income.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME

(a)	Certain reclassifications have been made to conform the Retail Bank’s historical presentation of revenues and expenses to the classification approach that was historically used by CapitalSource.

(b)	Represents an adjustment that is comprised of (i) a decrease to interest income of $1.8 million and $4.1 million for the six months ended June 30, 2008, and the year ended December 31, 2007, respectively, to reflect the effects of the estimated cash consideration paid by CapitalSource upon consummation of the acquisition (as further described above), (ii) a decrease to interest income of $26.7 million and $60.3 million for the six months ended June 30, 2008, and the year ended December 31, 2007, respectively, to reflect the effects of using cash received in the FIL Transaction to repay certain borrowings of CapitalSource upon consummation of the acquisition (as further described above), and (iii) an increase to interest income of $23.2 million and $34.5 million for the six months ended June 30, 2008 and the year ended December 31, 2007, respectively, to reflect the effects of the amortization of the purchase accounting adjustment made in connection with the Retail Bank’s commercial real estate participation interest (as further described above). The adjustment to reflect the effects of the amortization of the purchase accounting adjustment made to the Retail Bank’s commercial real estate participation interest is recognized over the life of the instrument.

(c)	Represents an adjustment that is comprised of (i) a decrease to interest expense of $44.1 million and $103.5 million for the six months ended June 30, 2008, and the year ended December 31, 2007, respectively, to reflect the effects of the repayment of certain of CapitalSource’s borrowings upon consummation of the acquisition, and (ii) a decrease of $0.1 million and an increase of $0.4 million to interest expense for the six months ended June 30, 2008 and the year ended December 31, 2007, respectively, to reflect the effects of the amortization of the purchase accounting adjustment made in connection with the Retail Bank’s deposits. The adjustment to reflect the effects of the amortization of the purchase accounting adjustment made to the Retail Bank’s deposits is recognized over the lives of the deposits.

(d)	Represents adjustments to depreciation and amortization expense to reflect the effects of the amortization of purchase accounting adjustments made in connection with the Retail Bank’s intangible assets and property and equipment (as further described above) as follows ($ in thousands):

	Six Months	Year Ended
	Ended	December 31,
	June 30, 2008	2007	Amortization Period
Core deposit intangible asset	$7	$16	10 years
Intellectual property intangible asset	6	12	5 years
Lease intangible assets	24	60	1 - 5 years
Property and equipment	60	2,172	Remaining useful lives
			(up to 30 years)

	$97	$2,260

The estimated amortization expense for all of the above assets, other than the core deposit intangible asset, was calculated using the straight line method over the periods described above. The amortization expense related to the Retail Bank’s core deposit intangible asset was calculated using an accelerated amortization method over a 10 year period. The estimated amortization expense of the core deposit intangible asset over the five year period following completion of the acquisition, assuming an effective tax rate of approximately 41%, would be as follows ($ in thousands):

	Amortization	Amortization
	Expense	Expense, Net of Taxes
Year 1	$16	$9
Year 2	14	8
Year 3	12	7
Year 4	10	6
Year 5	9	5
(e)	Represents an adjustment to record the tax effect of the pro forma adjustments that was estimated using a combined statutory federal and blended state income tax rate of approximately 41% attributable to our taxable REIT subsidiaries.

(d) Exhibits.
     See Exhibit Index attached to this Form 8-K/A, which is incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 7, 2008	/s/ STEVEN A. MUSELES
Steven A. Museles
Executive Vice President, Chief Legal Officer and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release issued by CapitalSource Inc. on July 25, 2008.*

99.2	Press Release issued by CapitalSource Inc. on July 28, 2008.*

99.3	Presentation slides posted to the CapitalSource Inc. website on July 28, 2008.*

99.4	Presentation originally posted on July 28, 2008 with the updated slide 7.*

99.5	Audited carve-out financial statements of Fremont Retail Deposit Division and Significant Assets (A Carve-Out Business of Fremont Investment & Loan) for the year ended December 31, 2007 with Report of Independent Auditors.

99.6	Unaudited carve-out financial statements of Fremont Retail Deposit Division and Significant Assets (A Carve-Out Business of Fremont Investment & Loan) as of December 31, 2007 and June 30, 2008 and the Six Month periods ended June 30, 2008 and 2007.

*	Previously filed.